Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2023, with respect to the consolidated financial statements of Rapid7, Inc. and the effectiveness of internal control over financial reporting, incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts
February 24, 2023